As filed with the Securities and Exchange Commission on April 18, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATLANTIS PLASTICS, INC.

(Exact name of registrant as specified in its charter)

Florida	06-1088270

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1870 The Exchange, Suite 200
Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Atlantis Plastics, Inc. 2001 Stock Option Plan

(Full title of the Plan)

Anthony F. Bova
President and Chief Executive Officer
1870 The Exchange, Suite 200
Atlanta, Georgia 30339

(Name and address of agent for service)

(800) 497-7659

(Telephone number, including area code, of agent for service)

Copy to:

Michael L. Kaplan, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85016
(602) 445-8000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price	maximum aggregate	Amount of
to be registered	registered	per share	offering price	registration fee

Class A Common Stock, $.10 par value	293,500	$4.50	$1,320,750.00	$121.51

Class A Common Stock, $.10 par value	206,500	$3.50 (1)	$722,750.00	$66.49

Total:	500,000		$2,043,500.00	$188.00

(1)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Class A Common Stock on the American Stock Exchange on April 14, 2002.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

             The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant or portions thereof as indicated:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 2002; and

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

             In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

             Not applicable.

Item 5. Interests of Named Experts and Counsel.

             Not applicable.

Item 6. Indemnification of Directors and Officers.

             The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

             The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability in the event the director breaches or fails to perform his duties as a director and such director’s breach of, or failure to perform, such duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed.

             Not applicable.

Item 8. Exhibits

Exhibit
Number	Description

4.1	Registrant’s Articles of Incorporation(1)

4.2	Registrant’s Bylaws(2)

4.3	Atlantis Plastics, Inc. 2001 Stock Option Plan

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Independent Auditors

23.2	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney is included in the Signatures section of this Registration Statement

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-B filed on June 7, 1994.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-B filed on June 7, 1994.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on March 29, 2002

ATLANTIS PLASTICS, INC.

By:	/s/ Anthony F. Bova

Anthony F. Bova

President, Chief Executive Officer and Director

(Principal Executive Officer)

POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Earl W. Powell and Phillip T. George, M.D. his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Earl W. Powell	Chairman of the Board	March 29, 2002

Earl W. Powell

/s/ Phillip T. George, M.D.	Director and Vice Chairman	March 29, 2002

Phillip T. George, M.D.

/s/ Anthony F. Bova Anthony F. Bova	President, Chief Executive Officer and Director (principal executive officer)	March 29, 2002

/s/ Paul G. Saari Paul G. Saari	Chief Financial Officer, Senior Vice President-Finance (principal financial and accounting officer)	March 29, 2002

/s/ Charles D. Murphy, III	Director	March 29, 2002

Charles D. Murphy, III

/s/ Chester B. Vanatta	Director	March 29, 2002

Chester B. Vanatta

/s/ Larry D. Horner	Director	March 29, 2002

Larry D. Horner

/s/ Cesar L. Alvarez	Director	March 29, 2002

Cesar L. Alvarez

/s/ Jay Shuster	Director	March 29, 2002

Jay Shuster

Exhibit Index

Exhibit
Number	Description

4.1	Registrant’s Articles of Incorporation(1)

4.2	Registrant’s Bylaws(2)

4.3	Atlantis Plastics, Inc. 2001 Stock Option Plan

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Independent Auditors

23.2	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney is included in the Signatures section of this Registration Statement

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-B filed on June 7, 1994.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-B filed on June 7, 1994.